EXECUTIVE AGREEMENT

         THIS AGREEMENT is made as of this 3rd day of December, 2004, among NATIONAL PENN BANCSHARES, INC., a Pennsylvania business corporation having its principal place of business in Boyertown, Pennsylvania ("NPB"), NATIONAL PENN BANK, a national banking association having its principal place of business in Boyertown, Pennsylvania ("Bank"), and MICHELLE H. DEBKOWSKI, an individual residing at 235 Oak Street, Gilbertsville, Pennsylvania ("Executive").

                              W I T N E S S E T H :

         WHEREAS, Executive is employed by NPB and Bank as Senior Vice President, Chief Accounting and Investor Relations Officer; and

         WHEREAS, the Boards of Directors of NPB and Bank deem it advisable to provide Executive with certain additional benefits in the event of certain changes in control of NPB or Bank so that Executive will continue to attend to the business of NPB and Bank without distraction in the face of the potentially disturbing circumstances arising therefrom.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and each intending to be legally bound, NPB, Bank and Executive agree as follows:

1.       Definitions. The following terms have the meanings specified below:

          a. "Affiliate" means any corporation which is included within a "controlled group of corporations" including NPB, as determined under Code Section 1563.

          b. "Base Salary" means the Executive's annual base salary, established either by contract or by the Employer, prior to any reduction of such salary pursuant to any contribution to a tax-qualified plan under Section 401(k) of the Code.

          c. "Cause" means the occurrence of either of the following, the result of which is the termination of Executive's Employment:

               i. Executive's conviction of, or plea of guilty or nolo contendere to, a felony or a crime of falsehood or involving moral turpitude; or

               ii. the willful failure by Executive to substantially perform his duties to Employer, other than a failure resulting from Executive's incapacity as a



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                    result of the Executive's disability, which willful failure results in demonstrable material injury and damage to Employer.

                  Notwithstanding the foregoing, Executive's Employment shall not be deemed to have been terminated for Cause if such termination took place as a result of:

          x.   questionable judgment on the part of Executive;

          y. any act or omission believed by Executive in good faith, to have been in or not opposed to the best interests of the Employer; or

          z. any act or omission in respect of which a determination could properly be made that Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the By-laws of NPB or the laws of the Commonwealth of Pennsylvania, or the directors and officers' liability insurance of NPB or any Employer, in each case as in effect at the time of such act or omission.

          d.   "Change in Control" means:

               i. An acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Exchange Act) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of NPB representing 24.99% or more of the combined voting power of NPB's securities then outstanding;

               ii. A merger, consolidation or other reorganization of Bank, except where the resulting entity is controlled, directly or indirectly, by NPB;

               iii. A merger, consolidation or other reorganization of NPB, except where shareholders of NPB immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of NPB's Board of Directors;

               iv. A sale, exchange, transfer or other disposition of substantially all of the assets of the Employer to another entity, except to an entity controlled, directly or indirectly, by NPB;



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               v.   A sale, exchange, transfer or other disposition of
                    substantially all of the assets of NPB to another entity, or a corporate division involving NPB; or

               vi. A contested proxy solicitation of the shareholders of NPB that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of NPB.

          e. "Code" means the Internal Revenue Code of 1986, as amended, and as the same may be amended from time to time.

          f. "Employer" means Bank, NPB or any Affiliate which employs Executive at any particular time.

          g. "Employment" means Executive's employment by Bank, NPB or any Affiliate at any particular time in the capacity described in the first WHEREAS clause of this Agreement, or in such other comparable or higher ranking executive officer position.

          h. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2. Resignation of Executive. If a Change in Control shall occur and if within one hundred eighty (180) days after the effective date of a Change in Control (or thirty (30) days after the completion of the conversion of the computer systems if such conversion is later than one hundred eighty (180) days after the effective date of a Change in Control, in either event, the "Transition Period") there shall be:

          a. Any involuntary termination of Executive's Employment (other than for Cause);

          b. Any reduction in Executive's title, responsibilities or authority, including such title, responsibilities or authority as such may be increased from time to time;

          c. Any reduction in Executive's Base Salary in effect immediately prior to a Change in Control, or any failure to provide Executive with benefits at least as favorable as those enjoyed by Executive under any of the pension, life insurance, medical, health and accident, disability or other employee plans of NPB or an Affiliate in which Executive participated immediately prior to a Change in Control, or the taking of any action that would materially reduce any of such compensation or benefits in effect at the time of the Change in Control, unless such reduction relates to a reduction applicable to all employees generally;

          d. Any reassignment of Executive beyond a thirty (30) mile commute by automobile from Boyertown, Pennsylvania; or




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          e.   Any requirement that Executive travel in performance of his duties on behalf of NPB or an Affiliate for a greater period of time during any year than was required of Executive during the year preceding the year in which the Change in Control occurred (each of the foregoing, a "Triggering Event");

then, at the option of Executive, exercisable by Executive within one hundred eighty (180) days of the occurrence of any Triggering Event within the Transition Period, Executive may resign from Employment (or, if involuntarily terminated, give notice of intention to collect benefits hereunder) by delivering a notice in writing to NPB, in which case Executive shall be entitled to a lump sum cash severance payment equal to 100% of Executive's Base Salary in effect immediately prior to a Change in Control, which Employer shall pay to Executive within fifteen (15) days of Executive's termination of Employment.

         Executive shall not be required to mitigate the amount of any payment provided for in the preceding paragraph by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in the preceding paragraph be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of Employment or otherwise, except as otherwise provided therein.

3. Out-Placement Services. If a Change in Control occurs and Executive exercises the option to resign from Employment (or is involuntarily terminated) as described in Section 2, Employer shall provide Executive with the services of a professional out-placement firm, if Executive so requests, for the period not to exceed one year from the date of Executive's resignation (or termination), at Employer's sole cost and expense, up to a maximum amount of Seven Thousand Five Hundred Dollars ($7,500).

4.   No Implied Rights; Rights on Termination of Employment.

     a. No Right to Continued Employment. Nothing in this Agreement shall confer upon Executive any right with respect to continuance of Employment by Employer, nor shall it interfere with or limit in any way the right of Employer to terminate Executive's Employment at any time.

     b. Voluntary Termination of Employment. If Executive voluntarily terminates Executive's Employment (as defined in Section 1(g)) with Employer at any time prior to a Change in Control, this Agreement shall terminate at that time and Employer shall have no further liability hereunder.

     c. Termination--Cause. If Employer terminates Executive's Employment at any time for Cause, this Agreement shall terminate at that time and Employer shall have no further liability hereunder.



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     d.   Termination--Without Cause. Employer may terminate Executive's
          Employment at any time without Cause. If Employer terminates Executive's Employment at any time without Cause prior to a Change in Control, and if no event has been publicly announced that with the passing of time would constitute a Change in Control, this Agreement shall terminate at that time and Employer shall have no further liability hereunder. If Employer terminates Executive's Employment at any time prior to a Change in Control but subsequent to the occurrence of an event that has been publicly announced that with the passing of time would constitute a Change in Control, the provisions of Sections 2 and 3 of this Agreement shall apply to same extent as if Executive's Employment had been involuntarily terminated subsequent to a Change in Control.

5. Arbitration. Any dispute or controversy arising out of or relating to this Agreement and any controversy as to a termination for Cause shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Reading, Pennsylvania, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

6. Exclusive Benefit. Executive shall have no right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payment and the right thereto are expressly declared to be non-assignable and non-transferrable. In the event of any attempted assignment or transfer, this Agreement shall terminate at that time and Employer shall have no further liability hereunder.

7. Notices. Any notice required or permitted to be given under this Agreement shall be properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive's residence in the case of any notice to Executive, or to the attention of the President at the principal office of Bank, in the case of any notice to the Employer.

8. Entire Agreement. This Agreement contains the entire agreement relating to the subject matter hereof and may not be modified, amended or changed orally but only by an agreement in writing, consented to in writing by NPB, and signed by the party against whom enforcement of any modification, amendment or change is sought.

9.   Benefits.

     a. This Agreement shall be binding upon and inure to the benefit of NPB and Bank and their respective successors and assigns. Each of NPB and Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of NPB or Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that NPB or Bank would be required to perform it if no such succession had taken place. Failure to obtain




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          such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Sections 2 and 3 of this Agreement shall apply. As used in this Agreement, "NPB" or "Bank" shall mean NPB or Bank as defined previously and any successor to the business and/or assets of NPB or Bank as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     b. This Agreement shall be binding upon and inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

10. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

11. Headings. The headings of the sections and subsections hereof are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the sections or subsections of this Agreement.

         IN WITNESS WHEREOF, NPB and Bank have each duly caused this Agreement to be executed on its behalf by its duly authorized officers, and Executive has hereunto set his hand and seal, as of the day and year first above written.

NATIONAL PENN BANCSHARES, INC.                       NATIONAL PENN BANK



      By:   /s/Glenn E. Moyer                          By   /s/Glenn E. Moyer
      -----------------------                          -----------------------
      Name:    Glenn E. Moyer                          Name:  Glenn E. Moyer
      Title:   President                               Title:  President & CEO



Attest: /s/Sandra L. Spayd                          Attest: /s/Sandra L. Spayd
------------------------------                      ----------------------------
  Name:    Sandra L. Spayd                            Name:    Sandra L. Spayd
 Title:     Group EVP                                Title:     Group EVP


Witness:


_____________________________                         /s/ Michelle H. Debkowski
                                                      -------------------------
                                                          MICHELLE H. DEBKOWSKI





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